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                                                                  EXHIBIT 10.16


                            ACME METALS INCORPORATED
                 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

     1.   PURPOSE.   The purpose of the Non-Employee Directors' Stock
Compensation Plan (the "Plan") of Acme Metals Incorporated, a Delaware corporation (the "Company"), is to (a) provide an incentive to directors of the Company who are not also employees of the Company or any of its subsidiaries (the "Non-Employee Directors") to concentrate their efforts in a manner that will provide for the long-term growth and profitability of the Company;
(b) encourage stock ownership by Non-Employee Directors in order to promote an identity of interests with the Company's shareholders; and (c) provide a means of attracting and retaining qualified Non-Employee Directors.

     2.   EFFECTIVE DATE AND TERM OF PLAN.   The Plan shall become effective
upon approval of the Board of Directors of the Company. The Plan shall remain in effect until terminated by action of the Board of Directors or until all of the shares issuable under the Plan have been issued, whichever occurs first ("Termination"). No issuance of shares of the Company's Common Stock, $1.00 par value per share (the "Common Stock") shall be made after Termination of the Plan and any issuance of shares pursuant to this Plan which are outstanding at the time of Termination shall remain unaffected by the Termination.

     3.   ADMINISTRATION.   The Plan shall be administered by the Nominating
Committee of the Board of Directors, subject to the restrictions set forth in the Plan. The Nominating Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. The Nominating Committee, however, shall have no authority, discretion or power to select the participants in the Plan or determine the amount, price or timing of issuances of shares of Common Stock pursuant hereto.

     4.   SHARES ISSUABLE UNDER THE PLAN.   Subject to adjustment as provided in
Section 9, the total number of shares of Common Stock which may be issued to Non-Employee Directors under the Plan shall not exceed 25,000. Shares to be issued under the Plan may be authorized and unissued shares or authorized and issued shares of Common Stock which have been reacquired by the Company.

     5.   COMPENSATION AND ISSUANCE OF SHARES.

          5.1 COMPENSATION. Subject to the approval of the Board of Directors of the Company, each year the Nominating Committee of the Board of Directors shall determine the compensation payable to Non-Employee Directors for the forthcoming year. 50% of the annual retainer payable to Non-Employee Directors shall be paid in cash in such installments and at such times as the Nominating Committee shall determine. The balance of the annual retainer

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          payable to Non-Employee Directors shall be paid in shares of Common
          Stock pursuant to this Plan (the "Compensation Shares").

          5.2  INITIAL ISSUANCE OF COMPENSATION SHARES.   Each Non-Employee
          Director on the date this Plan is approved by the Board of Directors shall be awarded that number of Compensation Shares which is the quotient obtained by dividing (x) $9,000 (which, on the date this Plan is approved by the Board of Directors, is 50% of the annual retainer fee payable by the Company to each Non-Employee Director) by (y) the Fair Market Value of a share of Common Stock on the date of Board of Directors' approval. Any resulting fractional shares shall be rounded, up or down, to the nearest whole share. "Fair Market Value" of the Common Stock shall be determined using the mean between the highest and lowest sales price of a share of Common Stock on the date of issuance (or, if there are no sales on that date, on the last preceding date on which there was a reported sale) on NASDAQ Over-the-Counter Markets, National Market Issues, or The New York Stock Exchange Composite Transactions, as reported in THE WALL STREET JOURNAL (corrected for reporting errors), whichever is applicable on such date.

          5.3  ANNUAL ISSUANCE.   Commencing in calendar year 1996 and in each
          year thereafter until Termination, each Non-Employee Director will receive on the fifth (5th) business day following the release to the public of the Company's fourth quarter and year-end financial results (the "Issue Date") that number of Compensation Shares equal to the quotient obtained by dividing (x) fifty percent (50%) of that year's annual retainer fee payable to Non-Employee Directors by (y) the Fair Market Value of a share of Common Stock on the Issue Date.

          5.4  RESTRICTIONS; RETENTION OF SHARES; TERMINATION.   No Compensation
          Shares may be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the restrictions herein set forth lapse. The transfer restrictions relating to each issuance of Compensation Shares shall lapse two years after the Issue Date, unless a Non-Employee Director ceases to serve on the Board of Directors by reason of death, disability or retirement in which case the transfer restrictions shall cease immediately.

     6.   WITHHOLDING OF TAXES.   The Company shall have the right, but not the
obligation, in connection with any issuance of Compensation Shares, to deduct from the amount of any payment of other compensation payable to the recipient, taxes required by law to be withheld from such payment or other compensation payable to the recipient or to require the recipient to pay to the Company an amount sufficient to provide for any such taxes so required to be withheld by law.

     7.   TERMINATION OF SERVICE AS A DIRECTOR.   Nothing in the Plan or in any
issuance of Compensation Shares pursuant to the Plan shall confer upon any individual any right to continue in the service of the Company as a Director or to interfere in any way with the rights of the Company or its shareholders to terminate his or her service as a Director at any time.

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Notwithstanding any other provision of the Plan, no issuance of Compensation
Shares shall be made hereunder to any person who is not a Non-Employee Director on the Issue Date.

     8.   RIGHTS OF A SHAREHOLDER.   Except as provided in Section 5, Non-
Employee Directors shall have all rights of a shareholder with respect to all Compensation Shares (including voting and dividend rights) commencing on the Issue Date. In the case of stock dividends, the dividend shares of Common Stock shall be subject to the same restrictions on transferability as the Compensation Shares on which such stock dividend was paid.

     9.   CAPITAL ADJUSTMENT.   In the event of any merger, reorganization,
consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock, the number and kind of Compensation Shares to be issued prospectively under the Plan shall be equitably adjusted (provided that the number of Compensation Shares issuable at any time shall always be a whole number) so as to preserve, but neither increase or decrease, the benefits available thereunder.

     10.  AMENDMENT OF THE PLAN.   The Board of Directors may terminate, amend
or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, price or timing of issuance of Compensation Shares may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder.

     11.  SECURITIES LAW RESTRICTIONS.   The Company may impose such other
restrictions on any Compensation Shares issued pursuant to this Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which the Common Stock is then listed, and with any Blue Sky or state securities laws applicable to such Common Stock. If at any time the Nominating Committee, subject to ratification by the Board of Directors, shall determine, in its discretion, that the listing, registration or qualification of any of the shares to be issued under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of or in connection with the issuance of shares hereunder, then no issuance of Compensation Shares may be made unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Nominating Committee. The Nominating Committee, subject to ratification by the Board of Directors, may require any person receiving any Compensation Shares under the Plan to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

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     12.  NON-ALIENATION OF BENEFITS.   The right to receive Compensation Shares
pursuant to the Plan shall not be transferable by any participant in the Plan, either voluntarily or involuntarily, except by will or the laws of descent and distribution.

     13.  GOVERNING LAW.   All determinations made and actions taken pursuant to
the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

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